Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

SMART FOR LIFE, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock issuable upon exercise of warrants	457(c)	3,264,017	$2.16	$7,050,276.72	0.00011020	$776.94
	Total Offering Amounts					$7,050,276.72		$776.94
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$776.94

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered(3)	Form Type	File Number	Initial Effective Date
Equity	Common stock issuable upon the exercise of series A warrants	(4)	$10,350,000	S-1	333-261699	02/14/2022
Equity	Common stock issuable upon the exercise of series B warrants	(4)	$20,700,000	S-1	333-261699	02/14/2022
Equity	Common stock issuable upon the exercise of other warrants	1,005,523	$15,571,336.31	S-1	333-268830	12/28/2022

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering hereunder an indeterminate number of common stock that may be issued and resold resulting from share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock reported on the Nasdaq Capital Market on May 3, 2023.

(3)	No registration fee is payable in connection with the offer and sale of these shares by the selling stockholders pursuant to this registration statement because such transactions were previously registered under (i) the Form S-1 (File No. 333-261699) originally filed with the Securities and Exchange Commission (the “SEC”) on December 16, 2021 and declared effective on February 14, 2022 and (ii) the Form S-1 (File No. 333-268830) originally filed with the SEC on December 16, 2021 and declared effective on December 28, 2022 (as amended and/or supplemented, the “Prior Registration Statements”) and such shares are being transferred from the Prior Registration Statements pursuant to Rule 429 under the Securities Act of 1933, as amended. See “Explanatory Note and Statement Pursuant to Rule 429” in this registration statement.

(4)	The registration fee for these securities was calculated based on the maximum aggregate offering price pursuant to Rule 457(o) under the Securities Act of 1933, as amended.